As filed with the Securities and Exchange Commission on June 20, 2014

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CENTER BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	52-1273725 (I.R.S. Employer Identification Number)

2455 Morris Avenue,
Union, New Jersey 07083-0007
(908) 688-9500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anthony C. Weagley
President and Chief Executive Officer
Center Bancorp, Inc.
2455 Morris Avenue,
Union, New Jersey 07083-0007
Telephone: (908) 688-9500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Peter H. Ehrenberg, Esq. Lowenstein Sandler LLP 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2350	Robert Schwartz, Esq. Windels Marx Lane &Mittendorf LLP 120 Albany Street Plaza New Brunswick, New Jersey 08901 (732) 448-2548

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(continued on next page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(continued from previous page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, without par value	3,820,140(1)	$18.585(2)	$70,997,302(2)	$9,145

(1)

Amount of shares of common stock of the registrant, without par value, to be registered and offered and sold by the selling shareholders. In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on a per share price of $18.585, the average of the high and low reported sale prices of the registrant’s common stock on the NASDAQ Global Select Market on June 13, 2014.

The information in this prospectus is not complete and may be changed. The selling shareholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2014

PROSPECTUS

3,820,140 Shares

Common Stock

The selling shareholders named in this prospectus may offer and sell from time to time up to 3,820,140 shares of our common stock covered by this prospectus. The selling shareholders are Lawrence B. Seidman and certain entities affiliated with him. Mr. Seidman is a director of our company and our bank subsidiary but will cease to serve in those roles upon consummation of the merger described herein. Additional information about the selling shareholders is set forth in the section entitled “Selling Shareholders” beginning on page 5 of this prospectus.

We are not selling any shares of our common stock under this prospectus and we will not receive any proceeds from the sale of our common stock by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and certain other expenses incurred by the selling shareholders in disposing of their shares.

The selling shareholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling shareholders may sell shares being offered by this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of such shares, or both. See “Plan of Distribution” beginning on page 10 for a more complete description of the ways in which the shares being offered by this prospectus may be sold.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CNBC.” Upon consummation of the merger described herein, our name will change to ConnectOne Bancorp, Inc. and our symbol on the NASDAQ Global Select Market will change to “CNOB.” On June 19, 2014, the last reported sale price of our common stock as reported on the NASDAQ Global Select Market was $18.95 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus for more information and any risk factors disclosed in our periodic reports that we incorporate by reference or that we disclose in any prospectus supplements to this prospectus.

The shares of our common stock offered by the selling shareholders are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling shareholders may use the shelf registration statement to sell up to an aggregate of 3,820,140 shares of our common stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of common stock by the selling shareholders. The selling shareholders will deliver a prospectus supplement with this prospectus, if necessary, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” in this prospectus.

We and the selling shareholders have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Center Bancorp, Inc. or any such person. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed materially since any of those dates. To the extent there is a conflict or inconsistency between the information contained in this prospectus and any prospectus supplement we may authorize to be delivered to you, you should rely on the information in the prospectus supplement, except that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any applicable prospectus supplements we may authorize to be delivered to you, includes all material information relating to this offering.

Unless the context otherwise indicates, references in this prospectus to “Center,” the “Company,” “we,” “our” or “us” refer to Center Bancorp, Inc., a New Jersey corporation and a registered bank holding company, and all references to “Center Bancorp” refer collectively to Center and its wholly- owned consolidated subsidiaries, including Union Center National Bank (which is sometimes referred to as “Union Center”). Upon consummation of the merger transaction referred to herein, ConnectOne Bancorp, Inc. will merge with and into Center, with Center as the surviving corporation in the merger. Concurrent with the consummation of the merger, Center will change its name to “ConnectOne Bancorp, Inc.” Immediately after the merger of the holding companies, Union Center will merge with and into ConnectOne Bank, with ConnectOne Bank as the surviving bank in the bank merger. All references to “Center”, the “Company,” “we,” “our” or “us” for periods after the consummation of the merger will refer, collectively, to the combined bank holding company and all references to Union Center for periods after the consummation of the merger will refer to the combined bank.

PROSPECTUS SUMMARY

This summary highlights some information contained or incorporated by reference in this prospectus. It may not contain all of the information that is important to you in making an investment decision. You should read carefully the entire prospectus, including the matters discussed in the section entitled “Risk Factors”, any applicable prospectus supplement and the other financial statements and documents incorporated by reference in this prospectus.

Center Overview

Center is a New Jersey business corporation and a registered bank holding company that operates Union Center National Bank.

On January 20, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConnectOne Bancorp, Inc., a New Jersey corporation (“ConnectOne”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, ConnectOne will merge with and into Center, with Center continuing as the surviving corporation (the “Merger”), and Center will change its name to ConnectOne Bancorp, Inc. The Merger Agreement also provides that immediately following the consummation of the Merger, Union Center will merge with and into ConnectOne Bank (the “Bank Merger”), a New Jersey-chartered commercial bank (“ConnectOne Bank”) and a wholly-owned subsidiary of ConnectOne, with ConnectOne Bank continuing as the surviving bank. Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger (the “Effective Time”), each share of common stock, no par value per share, of ConnectOne issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 2.6 shares of Center common stock. The Merger and the Bank Merger are subject to approval by the shareholders of Center and ConnectOne and other conditions. The parties contemplate that the Merger will be consummated on or about July 1, 2014, provided that all conditions are satisfied or, where permitted, waived.

Corporate Information

We were incorporated under the laws of the State of New Jersey in 1982. Our principal executive offices are located at 2455 Morris Avenue, Union, New Jersey 07083 and our telephone number is (908) 688-9500. Our Internet address is www.centerbancorp.com. Upon consummation of the Merger, our principal executive offices will be located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, our telephone number will be 201-816-8900 and our Internet address will be www.cnob.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

The Offering

The selling shareholders identified in the section “Selling Shareholders” beginning on page 5 of this prospectus may sell up to 3,820,140 shares of our common stock. We will not receive any proceeds upon the sale of shares of common stock by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering (including reimbursement of up to $35,000 of legal fees and expenses incurred by the selling shareholders), except any underwriting discounts and commissions or other expenses incurred by the selling shareholders in disposing of their shares.

The selling shareholders are Lawrence B. Seidman and certain entities affiliated with him. Mr. Seidman is a director of Center and Union Center, but will not serve as a director of the combined company or the combined bank upon consummation of the Merger and the Bank Merger. Concurrent with the execution of the Merger Agreement, Mr. Seidman entered into a Voting and Sell Down Agreement with ConnectOne (the “Voting and Sell Down Agreement”) pursuant to which Mr. Seidman agreed, among other things, to use commercially reasonable efforts to undertake bona fide sales of our common stock to reduce his percentage of beneficial ownership in the post-Merger combined company to no more than 4.99% of the outstanding shares by the one-year anniversary of the closing of the Merger. See the discussion set forth under the caption “Selling Shareholders—Material Relationships with the Selling Shareholders” beginning on page 8.

Investing in our common stock involves risks. For a discussion of risks relating to the Company, our business and an investment in our common stock, see the section titled “Risk Factors” below and any risk factors disclosed in our periodic reports that we incorporate by reference and in any prospectus supplements to this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth below and those appearing in any accompanying prospectus supplement, as well as the risk factors set forth under the caption “Risk Factors” beginning on page 18 of the Annual Report on Form 10-K of Center Bancorp, Inc. for the fiscal year ended December 31, 2013, which document was initially filed with the SEC on March 5, 2014, and beginning on page 39 of the joint proxy statement/prospectus included in the registration statement on Form S-4 declared effective by the SEC on May 9, 2014, in each case, which are incorporated by reference into this prospectus, and any other risk factors included from time to time in periodic filings by Center Bancorp, Inc. (or, after the Effective Time, by the combined company) with the SEC that are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Sales by the selling shareholders of substantial amounts of our common stock, and well as the anticipation of such sales by the public markets, could depress the market price of our common stock.

This prospectus covers the resale from time to time by the selling shareholders of up to 3,820,140 shares of our common stock. Concurrent with our execution of the Merger Agreement, Lawrence B. Seidman entered into a Voting and Sell Down Agreement with ConnectOne pursuant to which Mr. Seidman agreed, among other things, to use commercially reasonable efforts to undertake bona fide sales of our common stock to reduce his percentage beneficial ownership in the post-Merger company to no more than 4.99% of the outstanding shares by the one-year anniversary of the closing of the Merger. While the actual number of shares required to be sold by Mr. Seidman and the other selling shareholders pursuant to the Voting and Sell Down Agreement will depend upon the number of shares of the post-Merger company outstanding one year after the closing of the Merger, we currently estimate that in order to fulfill his contractual obligations, Mr. Seidman and the other selling shareholders will be required to sell approximately 2,355,000 shares covered by this prospectus. We do not anticipate that Mr. Seidman and the other selling shareholders will actually sell more than the minimum number of shares that they are required to sell under the Voting and Sell Down Agreement, unless they are contractually committed to do so under any underwriting agreements that they may sign. Sales by the selling shareholders of significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, as well as the anticipation of such sales by the public markets, could cause the market price of our common stock to decline. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

In the event that sales by the selling shareholders commence prior to the consummation of the Merger, purchasers of such shares will be subject to the risk that the Merger may not close. Failure to complete the Merger could severely disadvantage Center Bancorp. Assuming the Merger does close, purchasers of shares offered by the selling shareholders may be subject to additional risks of the post-Merger combined company.

The selling shareholders may begin selling the shares of our common stock offered hereby as soon as the registration statement of which this prospectus is a part is declared effective. Subject to certain exceptions, Mr. Seidman has agreed to refrain from selling these shares until, among other things, the shareholders of Center approve the Merger Agreement. It is possible that sales hereunder will commence prior to the consummation of the Merger. If you purchase shares offered pursuant to this prospectus prior to the closing of our Merger, your investment in our common stock will be subject to the risk that the Merger may not close. Closing of the Merger is subject to satisfaction (or waiver, if permitted) of all requisite closing conditions as specified in the Merger Agreement, including receipt of shareholder approval. If for any reason the closing of the Merger does not occur, that failure could adversely affect our business and could make it difficult for us to attract other acquisition partners in the future, and the value of the common stock you purchase pursuant to this prospectus could decline.

Even if the Merger closes, the combined company may be subject to different or increased risks as compared with the pre-Merger Center Bancorp business, as disclosed in our May 9, 2014 joint proxy statement and prospectus incorporated herein by reference. For example, if the combined company resulting from the Merger does not successfully integrate Union Center and ConnectOne Bank, or if the combined company does not successfully integrate any other banks that the combined company may acquire in the future, the combined company may be adversely affected, and the value of the common stock you purchase pursuant to this prospectus could decline. We cannot assure you that the Merger will be consummated, or if consummated, that the integration of the businesses and the desired synergies will be realized as or to the extent hoped for.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical fact, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the aforementioned statutes. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

We are not selling any shares of our common stock under this prospectus and we will not receive any proceeds from the sale or other disposition by the selling shareholders of the shares of our common stock covered by this prospectus. All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling shareholders identified in this prospectus under “Selling Shareholders.”

We will bear all expenses of registration incurred in connection with this offering, including reimbursement of up to $35,000 of legal fees and expenses incurred by the selling shareholders, except any underwriting discounts and commissions or other expenses incurred by the selling shareholders in disposing of their shares. We anticipate our expenses to be approximately $150,000.

SELLING SHAREHOLDERS

This prospectus covers an aggregate of 3,820,140 shares of our common stock that may be sold or otherwise disposed of by the selling shareholders and their respective transferees. The selling shareholders are Lawrence B. Seidman and certain entities affiliated with him as identified below. The 3,820,140 shares of our common stock being registered for resale by the selling shareholders were acquired either in open market transactions or directly from Center in transactions registered under the Securities Act. We have been advised by Mr. Seidman that none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

We do not know at this time when or in what precise amounts the selling shareholders may offer shares for sale. However, in connection with the execution of the Merger Agreement, Mr. Seidman entered into the Voting and Sell Down Agreement pursuant to which Mr. Seidman agreed, among other things, to use commercially reasonable efforts to undertake bona fide sales of our common stock to reduce Mr. Seidman’s percentage of beneficial ownership in the post-Merger combined company to no more than 4.99% of the outstanding shares by the one-year anniversary of the closing of the Merger. We understand that Mr. Seidman intends to accomplish this by selling certain shares of Center common stock currently owned by him directly and by causing the other selling shareholders listed in the table below, each of which is an entity affiliated with Mr. Seidman, to sell certain of their shares. While the actual number of shares required to be sold by the selling shareholders pursuant to the Voting and Sell Down Agreement will depend upon the number of shares of the post-Merger company outstanding one year after the closing of the Merger, we currently estimate that in order to fulfill their contractual obligations, Mr. Seidman and the other selling shareholders will be required to sell an aggregate of approximately 2,355,000 shares covered by this prospectus. As of June 13, 2014, Mr. Seidman is deemed to beneficially own 3,835,770 shares of our common stock, including 15,630 shares underlying stock options. If the selling shareholders were to sell 2,355,000 shares of common stock offered by this prospectus, Mr. Seidman would beneficially own an aggregate of 1,480,770 shares of Center common stock following completion of the offering. For further information with respect to the Voting and Sell Down Agreement, see the discussion appearing below under the caption “Material Relationships with the Selling Shareholders—Voting and Sell Down Agreement.”

The first table set forth below sets forth: (i) the number of shares of our common stock directly owned by each selling shareholder prior to this offering, (ii) the maximum number of shares being offered by each selling shareholder pursuant to this prospectus, (iii) the number of shares of our common stock that would be directly owned by each selling shareholder after completion of this offering, assuming that all of the shares covered hereby are sold and (iv) the percentage of our common stock to be owned by each selling shareholder after completion of this offering, assuming that all shares of common stock covered by this prospectus have been sold and further assuming, alternatively, that (a) the Merger has not closed (for this purpose, basing post-offering percentage ownership calculations on 16,408,281 shares of Center common stock outstanding as of June 13, 2014) and (b) that the Merger has closed (for this purpose, basing post-offering percentage ownership calculations on a projected 29,721,635 shares of common stock of the combined company outstanding on a pro forma basis after giving effect to the Merger).

In the second table set forth below, we have shown comparable data assuming that the selling shareholders sell 2,355,000 shares in this offering.

The shareholdings in the tables below represent direct ownership of shares by each selling shareholder. Footnotes to the tables describe the selling shareholders’ beneficial ownership of Center common stock, with beneficial ownership for purposes of the footnotes determined in accordance with Rule 13d-3 under the Exchange Act, including voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Table I – Assumes the Sale of all Shares Registered Hereunder

Selling shareholders (1)	Common Stock Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus (6)	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of This Offering Assuming Merger Has Not Closed	Percentage of Common Stock Owned Upon Completion of this Offering Assuming Closing of Merger

Lawrence B. Seidman (2)(3)(4)	126,091	110,461	15,630	0.1	0.05
Seidman and Associates, L.L.C.(4)	724,545	724,545	—	—	—
Seidman Investment Partnership, L.P.(4)(5)	640,333	640,333	—	—	—
Seidman Investment Partnership II, L.P.(4)(5)	665,114	665,114	—	—	—
LSBK06-08, L.L.C.(4)(5)	377,797	377,797	—	—	—
Broad Park Investors, L.L.C.(4)	506,527	506,527	—	—	—
2514 Multi-Strategy Fund L.P.(4)	134,077	134,077	—	—	—
CBPS, LLC (4)(5)	388,871	388,871	—	—	—
Chewy Gooey Cookies, L.P.(4)	272,415	272,415	—	—	—
Total For All Selling Shareholders	3,835,770	3,820,140	15,630	0.1	0.05

Table II – Assumes the Sale of 2,355,000 Shares Beneficially Owned by Mr. Seidman

Selling shareholders (1)	Common Stock Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus (6)	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of This Offering Assuming Merger Has Not Closed (7)	Percentage of Common Stock Owned Upon Completion of this Offering Assuming Closing of Merger (8)

Lawrence B. Seidman (2)(3)(4)	126,091	77,415	48,676	0.30	0.16
Seidman and Associates, L.L.C.(4)	724,545	444,840	279,705	1.70	0.94
Seidman Investment Partnership, L.P.(4)(5)	640,333	393,137	247,196	1.51	0.83
Seidman Investment Partnership II, L.P.(4)(5)	665,114	408,352	256,762	1.56	0.86
LSBK06-08, L.L.C.(4)(5)	377,797	231,951	145,846	0.89	0.49
Broad Park Investors, L.L.C.(4)	506,527	310,986	195,541	1.19	0.66
2514 Multi-Strategy Fund L.P.(4)	134,077	82,318	51,759	0.32	0.17
CBPS, LLC (4)(5)	388,871	238,750	150,121	0.91	0.51
Chewy Gooey Cookies, L.P.(4)	272,415	167,251	105,164	0.64	0.36
Total For All Selling Shareholders	3,835,770	2,355,000	1,480,770	9.02	4.98

(1)

The tables above and the information in the notes below are based upon (i) information provided on behalf of the selling shareholders in the Voting and Sell Down Agreement, together with shares purchased subsequent to the date of that agreement upon the reinvestment of dividends under Center’s dividend reinvestment plan, and (ii) supplemental information supplied by Mr. Seidman in connection with the preparation of this prospectus. Seidman and Associates, L.L.C. (“SAL”), Seidman Investment Partnership, L.P. (“SIP”), Seidman Investment Partnership II, L.P. (“SIP II”), LSBK06-08, L.L.C. (“LSBK”) and Lawrence Seidman have an address of 100 Misty Lane, Parsippany, New Jersey 07054. Broad Park Investors, L.L.C. (“Broad Park”) and Chewy Gooey Cookies, L.P. (“Chewy”) have an address of 80 Main Street, West Orange, New Jersey 07052. CBPS, LLC (“CBPS”) has an address of One Rockefeller Plaza, New York, NY 10020, and 2514 Multi-Strategy Fund L.P. (“2514 MSF”) has an address of 100 South Ashley Drive, Suite 2100, Tampa, Florida 33602.

(2)

Until the Effective Time, Mr. Seidman is and is expected to be a director of Center and Union Center. The other selling shareholders are entities affiliated with him, whose holdings together represented, to our knowledge, the largest beneficial ownership position in the common stock of Center as of June 13, 2014.

(3)

The pre-offering ownership totals reported in the tables for Mr. Seidman include (i) 97,279 shares held for Mr. Seidman’s benefit in the Center dividend reinvestment plan, (ii) 12,907 shares held in Mr. Seidman’s IRA account and (iii) 275 shares held by Mr. Seidman in a separate account. The pre- offering and post-offering ownership totals reported in the tables above for Mr. Seidman individually include an aggregate of 15,630 shares of Center common stock issuable upon the exercise of currently exercisable stock options held by Mr. Seidman.

(4)

The shareholdings in the tables above represent the number of shares directly owned by each selling shareholder. Mr. Seidman, (i) as the managing member of SAL, may be deemed the beneficial owner of the shares of Center common stock owned by SAL, (ii) as the sole officer of Veteri Place Corporation (“Veteri”), the corporate general partner of each of SIP and SIP II, may be deemed the beneficial owner of the shares of Center common stock owned by SIP and SIP II, (iii) as the sole officer of Veteri, the trading advisor of each of LSBK and CBPS, may be deemed the beneficial owner of the shares of Center common stock owned by LSBK and CBPS, and (iv) as the investment manager for each of Broad Park, 2514 MSF and Chewy, may be deemed the beneficial owner of the shares of Center common stock owned by Broad Park, 2514 MSF and Chewy. In the foregoing capacities, Mr. Seidman has sole and exclusive investment discretion and voting authority with respect to all such shares.

(5)

The shareholdings in the tables above represent the number of shares directly owned by each selling shareholder. Veteri, (i) as the corporate general partner of each of SIP and SIP II, may be deemed the beneficial owner of the shares of Center common stock owned by SIP and SIP II, and (ii) as the trading advisor of each of LSBK and CBPS, may be deemed the beneficial owner of the shares of Center common stock owned by LSBK and CBPS.

(6)

The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares as may become issuable in connection with the shares registered for sale hereby to prevent dilution in connection with stock splits, stock dividends, recapitalizations or similar transactions.

(7)	The percentage of common stock owned upon completion of this offering, assuming the Merger is not completed, is based on 16,408,281 shares of Center common stock outstanding on June 13, 2014.

(8)

The percentage of common stock owned upon completion of this offering, assuming the Merger is completed, assumes that there will be a total of 29,721,635 shares of common stock of the combined company outstanding on a pro forma basis after giving effect to the Merger, including (i) 16,408,281 shares of Center common stock outstanding on June 13, 2014, (ii) the issuance of 13,092,354 shares of Center common stock as Merger consideration upon the conversion of 5,035,521 shares of ConnectOne common stock outstanding on June 13, 2014 (based on the exchange ratio of 2.6 Center shares for each ConnectOne share) and (iii) 221,000 shares of Center common stock to be issued upon consummation of the Merger in respect of the conversion of 85,000 performance units of ConnectOne (which performance units will be deemed fully earned and vested upon closing and have been calculated based on the minimum number of such units that will be deemed fully earned and vested upon closing).

Material Relationships with the Selling Shareholders

Lawrence B. Seidman was, as of the date that the Merger Agreement was executed, a director of Center and Union Center. He is named in this prospectus as a selling shareholder. Together with the affiliated entities that constitute the other selling shareholders, Mr. Seidman was, to our knowledge, the largest beneficial owner of our common stock as of the date on which the Merger Agreement was executed. In negotiating the terms of the Merger Agreement, ConnectOne insisted that steps be taken to adjust the relationships that exist between Center Bancorp and Lawrence B. Seidman. Ultimately, the parties reflected the new relationship in three agreements—the Voting and Sell Down Agreement, a Consulting Agreement and a Registration Rights Agreement. The following information describes the material terms and provisions of these agreements. The descriptions are not intended to cover every detailed aspect of these agreements. We qualify this discussion in its entirety by reference to the Voting and Sell Down Agreement, Consulting Agreement and Registration Rights Agreement, which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to the registration statement of which this prospectus is a part and which we incorporate by reference into this prospectus.

Voting and Sell Down Agreement. Concurrent with the execution of the Merger Agreement, Lawrence B. Seidman entered into an agreement with ConnectOne that we refer to as the Voting and Sell Down Agreement. Under this agreement, the selling shareholders agreed to vote in favor of the Merger and against any competing proposal, and, subject to certain exceptions, to refrain from transferring shares of our common stock until the shareholders of Center approve the Merger Agreement and our amended and restated certificate of incorporation to become effective contemporaneously with the consummation of the Merger. If such shareholders do not provide those approvals or the Merger otherwise is not consummated, the selling shareholders’ obligation to vote against any competing proposal will not terminate until six months after the Merger Agreement is terminated. The selling shareholders also agreed that they will not solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, or comment publicly in favor of, any inquiries or the making of any proposal to acquire Center Bancorp (which we refer to as a Center acquisition proposal), or negotiate, explore or otherwise engage in discussions with any person (other than ConnectOne and its affiliates) with respect to any Center acquisition proposal or enter into any agreement, arrangement or understanding with respect to any Center acquisition proposal or agree to or otherwise assist in the effectuation of any Center acquisition proposal or comment publicly in favor of any Center acquisition proposal. However, nothing in the agreement precludes Mr. Seidman from discharging his fiduciary duties as a member of the board of directors of Center.

The Voting and Sell Down Agreement also provides, among other things, that: (i) commencing after our shareholders approve the Merger, Mr. Seidman will use commercially reasonable efforts, taking into account conditions in the capital markets and the market price of our common stock, to undertake bona fide sales of Center common stock to third parties to reduce his percentage beneficial ownership in the continuing company to 4.99% of the outstanding shares by the one-year anniversary of the closing of the Merger; (ii) by virtue of an irrevocable perpetual voting proxy granted by Mr. Seidman to the board of the combined company, the board of the combined company will have the right, commencing on the sooner of the six month anniversary of the closing of the Merger and the record date for the combined company’s 2015 annual meeting of shareholders, to vote all shares beneficially owned by Mr. Seidman that are in excess of 4.99% of the outstanding shares of the combined company in proportion to the votes of all other shareholders of the combined company at any shareholders’ meeting; and (iii) Mr. Seidman has granted the combined company an irrevocable assignable option, exercisable for 45 days commencing on the one-year anniversary of the Effective Time, to purchase the shares of the combined company’s common stock beneficially owned by Mr. Seidman in excess of 4.99% of the outstanding shares of the combined company at a price of $20.63 per share (subject to equitable adjustment to give effect to stock splits, stock splits, reverse stock splits and comparable transactions). If such option is exercised, the closing for the purchase will be 10 business days after the date of the exercise, unless additional time is required in order to comply with all applicable laws and/or in order to effect any underwriting contemplated in connection with the sale of the shares to the combined company or its assignee.

Registration Rights Agreement. Because of the extent of Mr. Seidman’s ownership position, the federal securities laws preclude Mr. Seidman from selling the bulk of his shares publicly unless we register these shares under the federal securities laws. Accordingly, as a condition to his executing the Voting and Sell Down Agreement, Mr. Seidman insisted that we agree to register, for resale under the federal securities laws, the shares of Center common stock that he beneficially owns. Center has provided the assurances required by Mr. Seidman in an agreement that we refer to as the Registration Rights Agreement. Under the Registration Rights Agreement, Center has agreed to both mandatory and piggyback registration rights. The mandatory registration rights entitle Mr. Seidman (and the other selling shareholders) to require us to register Mr. Seidman’s beneficially owned shares for re-sale. The piggyback registration rights enable Mr. Seidman (and the other selling shareholders) to include Mr. Seidman’s beneficially owned shares in public offerings made by us, subject to certain customary exceptions. In both cases, the Registration Rights Agreement requires us to pay all of the expenses of such registrations, other than any underwriting discounts and commissions and certain other expenses that Mr. Seidman or his associates may be required to pay. We have filed the registration statement of which this prospectus is a part pursuant to our obligations under the Registration Rights Agreement, although, unless otherwise agreed by the parties to that agreement, no shares will be sold by Mr. Seidman pursuant to this prospectus until after our shareholders approve the Merger Agreement and the amended and restated certificate of incorporation.

Consulting Agreement. In negotiating the Merger Agreement, ConnectOne also insisted that while Mr. Seidman would not serve on the board of directors of the combined company, he agree to certain affirmative and negative covenants intended to benefit the combined company. As a result, we and Mr. Seidman entered into an agreement, which we refer to as the Consulting Agreement, pursuant to which, for a period of two years after the closing of the Merger, he will provide his personal advice and counsel to the combined company (and its subsidiaries and affiliates) in connection with the business of the combined company, including, but not limited to: helping to maintain customer relationships; providing insight, advice and institutional history with regard to all relationships of the combined company, including those with customers, vendors and third party service providers; and providing services and advice related to real estate and loan matters, investor relations and litigation matters. In consideration for these services, Mr. Seidman will receive a consulting fee of $50,000 per year and the combined company will reimburse him for the cost of medical insurance coverage during the two year term of the agreement. He also agreed that for a period of one year after the consummation of the Merger, he will not himself seek election or nomination to, or serve as a member of, the board of any entity that is engaged in the banking or financial services business within the state of New Jersey, subject to certain exceptions. Notwithstanding the forgoing, and provided that Mr. Seidman is otherwise in full compliance with the terms of the Consulting Agreement, Mr. Seidman may seek election to, or nomination to, or serve as a member of, the board of any entity which is a federal or state chartered savings bank or savings association, or its parent holding company, provided that as of the effective time of the Merger, such entity was not subject to the Exchange Act. Mr. Seidman also agreed that for a period of two years after the consummation of the Merger, he will not engage in banking business with any customer of the combined company as of the closing of the Merger on behalf of any other financial institution, and he will not solicit or recommend that any such customer conduct business with any other financial institution, nor solicit such customer to nor recommend that such customer reduce such customer’s current business with the combined company. Under the Consulting Agreement, Mr. Seidman also agreed to customary restrictions against soliciting employees of Center Bancorp to work for other entities.

PLAN OF DISTRIBUTION

We are registering for resale by the selling shareholders a total of 3,820,140 shares of common stock. Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the tables above and donees, pledgees, assignees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling shareholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange or any other organized market on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in one or more block trades in which a broker-dealer will attempt to sell the offered shares as agent or principal;

•	through purchases by a broker-dealer as principal and realse by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	agreements between broker-dealers and the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may sell the shares at a fixed price or prices, which may be changed; at market prices then prevailing or related to the then current market price; or at negotiated prices. The offering price of the shares from time to time will be determined by the selling shareholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling shareholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling shareholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

Under the Registration Rights Agreement, we have agreed to indemnify the selling shareholders, any underwriters, and certain of their respective affiliates against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. In addition, under the Registration Rights Agreement we have also agreed to pay the costs, expenses and fees of registering the shares of common stock (including reimbursement of up to $35,000 of legal fees and expenses incurred by the selling shareholders); however, the selling shareholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering. For additional details on the Registration Rights Agreement, see the discussion appearing above under the caption “Selling Shareholders—Material Relationships with the Selling Shareholders—Registration Rights Agreement.”

The selling shareholders may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the common stock, including liabilities under the Securities Act. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling shareholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

The selling shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered by means of this prospectus by the selling shareholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling shareholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey.

EXPERTS

The consolidated financial statements of Center Bancorp as of December 31, 2013 and for the year ended December 31, 2013 and Center Bancorp management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Center Bancorp as of December 31, 2012 and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of ParenteBeard LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ConnectOne Bancorp, Inc. and its subsidiaries as of December 31, 2013 and 2012 and for the three years ended December 31, 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Crowe Horwath LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing and in giving said reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 5, 2014 (as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A filed with the SEC on April 14, 2014 and April 29, 2014, respectively);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014;

•

Our Current Reports on Form 8-K filed with the SEC on January 21, 2014, February 24, 2014, April 30, 2014, May 1, 2014, May 27, 2014, May 29, 2014, June 2, 2014 and June 20, 2014 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•	Our definitive joint proxy statement and prospectus filed pursuant to Rule 424(b)(5) with the SEC on May 9, 2014; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 5, 1996, including any amendments or reports filed for the purposes of updating such description.

All reports and other documents that we file pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to: Joseph D. Gangemi, Corporate Secretary and Investor Relations Officer, Center Bancorp, Inc., 2455 Morris Avenue, Union, New Jersey 07083, telephone: 908-206-2863, e-mail: jgangemi@ucnb.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549. Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

Center Bancorp, Inc. posts on its public website (www.ucnb.com) its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after Center Bancorp, Inc. electronically files such material with the SEC. ConnectOne Bancorp, Inc. posts on its public website (www.cnob.com) its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after ConnectOne Bancorp, Inc. electronically files such material with the SEC. You may request, orally or in writing, copies of any of these documents, which will be provided to you at no cost, by contacting (for Center Bancorp, Inc.) Joseph D. Gangemi, Corporate Secretary and Investor Relations Officer, Center Bancorp, Inc., 2455 Morris Avenue, Union, New Jersey 07083, telephone: 908-206-2863, e-mail: jgangemi@ucnb.com or by contacting (for ConnectOne Bancorp, Inc.) Laura Criscione, Executive Vice President, ConnectOne Bancorp, Inc., 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, telephone: 201-816-8900, email: lcriscione@cnob.com. The websites maintained by Center Bancorp, Inc. and ConnectOne Bancorp, Inc. and the information contained on those sites, or connected to those sites, are not incorporated into and are not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee and assume (other than the SEC registration fee) that the shares are sold in one offering.

SEC registration fee	$9,144
Transfer agent’s fees and expenses	$2,500
Printing and engraving expenses	$5,000
Legal fees and expenses	$60,000
Accounting fees and expenses	$20,000
Miscellaneous	$53,356

Total expenses	$150,000

Item 15. Indemnification of Directors and Officers.

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. For purposes of the Act, a “corporate agent” means any person who is or was a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise.

Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him or her in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he or she is or was a corporate agent if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) incurred by him or her in connection therewith.

Subsection (5) of Section 3-5 provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt by the corporate agent of an improper personal benefit.

Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

The Registrant’s Restated Certificate of Incorporation contains the following provisions regarding exculpation:

“So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph fourteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. No amendment to or repeal of this paragraph fourteen and no amendment, repeal or termination of effectiveness of any law authorizing this paragraph fourteen shall apply to or have any effect on the liability or alleged liability of any director or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.”

“So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that this paragraph fifteen shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this paragraph fifteen and no amendment, repeal or termination of effectiveness of any law authorizing this paragraph fifteen shall apply to or have any effect on the liability or alleged liability of any officer for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.”

The Registrant’s Restated Certificate of Incorporation contains the following provision regarding indemnification:

“Every person who is or was a director, officer, employee, or agent of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the corporation or such other corporation at the time the expenses or liabilities are incurred.”

The Registrant currently maintains directors’ and officers’ liability coverage which will insure the Registrant’s directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16. Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 20, 2014, by and between the Registrant and ConnectOne Bancorp, Inc. (incorporated by reference to Annex A to the joint proxy statement and prospectus included within Registrant’s Registration Statement on Form S-4 filed with the SEC on March 6, 2014 (No. 333- 194338)).

3.1

Registrant’s existing Restated Certificate of Incorporation, dated as of April 10, 2013 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2013).

3.2

Registrant’s proposed Amended and Restated Certificate of Incorporation (incorporated by reference to Annex J to the joint proxy statement and prospectus included within Registrant’s Registration Statement on Form S-4 filed with the SEC on March 6, 2014 (No. 333- 194338)).

3.3	Registrant’s existing Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2013).
3.4

Registrant’s proposed Amended and Restated Bylaws (incorporated by reference to Annex I to the joint proxy statement and prospectus included within Registrant’s Registration Statement on Form S-4 filed with the SEC on March 6, 2014 (No. 333- 194338)).

4.1	See Exhibits 3.1, 3.2, 3.3 and 3.4 for instruments defining rights of holders of common stock.
5.1	Opinion of Lowenstein Sandler LLP as to the legality of the securities.*
10.1

Voting and Sell Down Agreement, dated as of January 20, 2014, by and between ConnectOne Bancorp, Inc. and Lawrence Seidman (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2014).

10.2

Consulting Agreement, dated as of January 20, 2014, by and between Registrant and Lawrence Seidman (incorporated by reference to Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2014).

10.3

Registration Rights Agreement, dated as of January 20, 2014, by and between Registrant and Lawrence Seidman and the other selling shareholders (incorporated by reference to Exhibit 10.6 to Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2014).

23.1	Consent of BDO USA, LLP.*
23.2	Consent of ParenteBeard LLC.*
23.3	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).
23.4	Consent of Crowe Horwath LLP.*
24.1	Power of Attorney.*

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Union, State of New Jersey, on June 19, 2014.

CENTER BANCORP, INC.

By:	/S/ ANTHONY C. WEAGLEY Name: Anthony C. Weagley Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/ ANTHONY C. WEAGLEY (Anthony C. Weagley)		Director, President and Chief Executive Officer (Principal Executive Officer)	June 19, 2014
/S/ FRANCIS R. PATRYN* (Francis R. Patryn)		(Principal Financial Officer and Principal Accounting Officer)	June 19, 2014
/S/ ALEXANDER BOL* (Alexander Bol)		Director	June 19, 2014
/S/ FREDERICK FISH* (Frederick Fish)		Director	June 19, 2014
/S/ HAROLD KENT* (Harold Kent)		Director	June 19, 2014
/S/ NICHOLAS MINOIA* (Nicholas Minoia)		Director	June 19, 2014
/S/ HAROLD SCHECHTER* (Harold Schechter)		Director	June 19, 2014
(Lawrence B. Seidman)		Director
/S/ WILLIAM THOMPSON* (William Thompson)		Director	June 19, 2014
/S/ RAYMOND VANARIA* (Raymond Vanaria)		Director	June 19, 2014
*By:	/S/ ANTHONY C. WEAGLEY (Anthony C. Weagley, Attorney-in-Fact)